Exhibit 10.1

Execution Version

SECOND AMENDMENT TO

CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Second Amendment”) is made as of the 19th day of December, 2013, by and among:

BIG 5 CORP., a Delaware corporation (the “Lead Borrower”), as agent for itself and BIG 5 SERVICES CORP., a Virginia corporation (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”),

BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation (the “Parent”),

the LENDERS party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having a place of business at One Boston Place, Boston, Massachusetts 02110, as Administrative Agent, Collateral Agent, and Swing Line Lender (in such capacities, the “Agent”), and

BANK OF AMERICA, N.A., as Documentation Agent,

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrowers, the Parent, the Lenders party thereto, and the Agent, among others, have entered into a Credit Agreement dated as of October 18, 2010, as amended by that certain First Amendment to Credit Agreement made as of October 31, 2011 (as so amended and in effect, the “Credit Agreement”);

WHEREAS, the Borrowers, the Parent, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement, unless otherwise defined.

2.

Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this Second Amendment, (i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except in the case of any representation or warranty qualified or modified by materiality, which shall be true and correct as so qualified or modified) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

3.	Ratification of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

4.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

a.	The definition of “Adjustment Date” is hereby deleted in its entirety and the following substituted in its stead: “Adjustment Date” means December 30, 2013, and the first day of each Fiscal Quarter occurring thereafter.

b.	The definition of “Applicable Commitment Fee Percentage” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Commitment Fee Percentage” means 0.25% per annum.

c.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Margin” means:

(a) From and after the Second Amendment Effective Date until the Adjustment Date occurring on December 30, 2013, the percentages set forth in Level II of the pricing grid below; and

(b) From and after the Adjustment Date occurring on December 30, 2013 and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability; provided however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Rate as and to the extent set forth in Section 2.08 hereof; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised because the information set forth therein proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during the period covered thereby, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin	Commercial Letter of Credit Fee	Standby Letter of Credit Fee
I	Greater than or equal to $100,000,000	1.25%	0.25%	0.75%	1.25%
II	Less than $100,000,000 but greater than or equal to $40,000,000	1.50%	0.50%	1.00%	1.50%
III	Less than $40,000,000	1.75%	0.75%	1.25%	1.75%

d.	The definition of “Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by 90%;

plus

(b) the Cost of Eligible Inventory (other than Eligible In-Transit Inventory), net of Inventory Reserves, multiplied by 90% of the Appraised Value of Eligible Inventory (other than Eligible In-Transit Inventory);

plus

(c) the lesser of (i) the Cost of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by 90% of the Appraised Value of Eligible In-Transit Inventory, or (ii) $10,000,000;

minus

(d) the then amount of all Availability Reserves.

e.	The definition of “Covenant Compliance Event” is hereby amended by deleting “12.5%” wherever it appears therein and by substituting “10%” in its stead.

f.	The definition of “Maturity Date” is hereby deleted in its entirety and the following substituted in its stead:

“Maturity Date” means December 19, 2018.

g.	The following new definition is hereby added to the Credit Agreement in appropriate alphabetical order:

“Second Amendment Effective Date” means December 19, 2013.

5.	Amendment to Article II. Section 2.02(g) of the Credit Agreement is hereby amended by deleting “six” in the last line thereof and by substituting “ten” in its stead.

6.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of (or waived by) the Agent:

a.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Second Amendment shall have been duly and effectively taken. The Agent shall have received from the Loan Parties true copies of their respective resolutions authorizing the transactions described herein, each certified by the secretary or other appropriate officer of such Loan Party to be true and complete.

b.	The Loan Parties shall have paid to the Agent, for the account of the Lenders in accordance with their Applicable Percentages, an amendment fee in an amount equal to 0.10% of the existing Commitments of Lenders party to the Credit Agreement prior to the date hereof.

c.	No Default or Event of Default shall have occurred and be continuing.

7.	Miscellaneous.

a.	The Loan Parties shall reimburse the Agent for all Credit Party Expenses incurred by the Agent in connection herewith.

b.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or e-mail of a PDF copy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Second Amendment and the Credit Agreement together shall constitute one agreement. This Second Amendment and the Credit Agreement together express the entire understanding of the parties with respect to the matters set forth herein and supersede all prior discussions or negotiations hereon.

d.	The provisions of Section 10.12 of the Credit Agreement are specifically incorporated herein by reference.

e.	THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

BIG 5 CORP., as Lead Borrower

By:	/s/ Barry D. Emerson
Name: Title:	Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer

BIG 5 SERVICES CORP., as a Borrower

By:	/s/ Barry D. Emerson
Name: Title:	Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer

BIG 5 SPORTING GOODS CORPORATION, as Guarantor

By:	/s/ Barry D. Emerson
Name: Title:	Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Collateral Agent, as L/C Issuer, as Swing Line Lender and as a Lender

By:	/s/ Brent E. Shay
Name: Brent E. Shay Title: Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Stephen King
Name: Title:	Stephen King Senior Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Adrian Avalos
Name: Title:	Adrian Avalos Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzanne S. Fitzgerald
Name: Title:	Suzanne S. Fitzgerald Relationship Manager

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